EXHIBIT 23(A)


                          INDEPENDENT AUDITORS'CONSENT

We consent to the use in this Registration Statement of Community Bankshares of Maryland, Inc. on Form SB-2 of our report dated January 16, 1998 (except for
Note 19, as to which the date is May 12, 1998), appearing in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                       STOY MALONE & COMPANY

                                                       /s/ Stoy Malone & Company

Bethesda, Maryland
August 19, 1998